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                                                                    EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-47417) of our reports dated January 31, 2000, as identified on the index to financial statements included as Item 8 of PIMCO Advisors Holdings L.P.'s 1999 Annual Report on Form 10-K (Form 10-K) which appear in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the incorporation by reference to those reports in the Registration Statement on Form S-4 (No. 333-53055.) We also consent to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the incorporation by reference to those reports in the Registration Statement on Form S-8 (No. 333-43201).


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, California
March 29, 2000